UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2024

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2024, Mr. Scipio “Max” Carnecchia tendered his resignation as a member of the Board of Directors of Mitek Systems, Inc. (the “Company”) effective immediately. Mr. Carnecchia’s resignation was for personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As the Company previously announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2024, Mr. Carnecchia was terminated from his position as Chief Executive Officer as of May 31, 2024.
As a result of Mr. Carnecchia’s resignation, the Board reduced the authorized number of directors of the Board from seven to six directors.
Item 8.01 Other Events.
The Company expects to hold its 2024 annual meeting of stockholders (the “Annual Meeting”) on September 10, 2024. All other relevant information concerning the Annual Meeting will be included in the proxy statement relating to the Annual Meeting (the “Proxy Statement”), which will be filed with the SEC and become available to the Company’s stockholders at a later date.
Due to the fact that the date for the Annual Meeting has changed by more than 30 days from the anniversary date of the 2023 Annual Meeting of Stockholders, the Company is providing the due date for submission of any qualified stockholder proposal or qualified stockholder nominations.
Stockholders who intend to have a proposal considered for inclusion in the Proxy Statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit the proposal in writing to the Company’s corporate secretary no later than a reasonable time before the Company begins to print and send its proxy materials to stockholders. The Company will consider any proposal received on or before June 21, 2024, to have been received a reasonable time before it expects to begin to print and send its proxy materials.
Stockholders who wish to bring a director nomination or stockholder proposal (other than by means of inclusion of a stockholder proposal in the proxy materials under Rule 14a-8 of the Exchange Act) before the Annual Meeting, must deliver notice thereof in proper written form to the Company’s corporate secretary in accordance with the Company’s Third Amended and Restated Bylaws (the “Bylaws”) no later than June 21, 2024, which is the tenth day following the date on which public disclosure of the date of the Annual Meeting was made.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice setting forth the information required by Rule 14a-19 of the Exchange Act no later than July 12, 2024, which is 60 days prior the date of the Annual Meeting.
In addition to foregoing timing requirements, the advance notice provisions of our Bylaws contain informational content requirements that also must be met when providing notice to the Company of matters to be brought before the Annual Meeting.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

June 11, 2024	By:	/s/ Dave Lyle
Dave Lyle
Chief Financial Officer